CALAMOS CONVERTIBLE OPPORTUNITES & INCOME FUND

Sub-Item 77I

The sections entitled “Description of AMPS” and “The Auction” in the

Registrant’s prospectus  relating to the Registrant’s auction market preferred shares of beneficial interest (the “Preferred Share Prospectus”) are hereby incorporated by reference.  The Preferred Share Prospectus was filed electronically with the Securities and Exchange Commission pursuant to Rule

497(h) under the Securities Act of 1933, as amended, via EDGAR on November

13, 2003 (Accession No. 0000950137-03-005922).